UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, SUITE 3700, DENVER, COLORADO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Berry Petroleum Company held its annual meeting of shareholders on May 12, 2010 at which a quorum was present.  The following is a summary of matters voted on at that meeting.  Percentages set forth below are based on the shares represented and voting at the meeting in person or by proxy.

PROPOSAL ONE: Election of nine Directors
NOMINEE	VOTES CAST FOR	PERCENTAGE OF VOTES CAST	WITHHOLD AUTHORITY	BROKER NON-VOTE
Joseph H. Bryant	42,493,543	98.99%	433,900	4,605,702
Ralph B. Busch, III	42,132,884	98.15%	794,559	4,605,702
William E. Bush, Jr.	42,390,856	98.75%	536,587	4,605,702

Stephen L. Cropper	42,768,923	99.63%	158,520	4,605,702

J. Herbert Gaul, Jr.	42,386,504	98.74%	540,939	4,605,702

Robert F. Heinemann	42,410,520	98.80%	516,923	4,605,702

Thomas J. Jamieson	42,134,770	98.15%	792,673	4,605,702

J. Frank Keller	42,479,026	98.96%	448,417	4,605,702
Martin H. Young, Jr.	39,517,946	92.06%	3,409,497	4,605,702

PROPOSAL TWO: Approval of our 2010 Equity Incentive Plan.
	SHARES	PERCENTAGE OF SHARES VOTED
Votes For	36,760,089	85.63%
Votes Against	6,128,419	14.28%
Votes Abstain	38,935	0.09%
Broker Non-Vote	4,605,702	0.00%
Total	47,533,145	100.00%

PROPOSAL THREE: Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm (Independent Auditors).
	SHARES	PERCENTAGE OF SHARES VOTED
Votes For	46,929,002	98.73%
Votes Against	591,003	1.24%
Votes Abstain	13,140	0.03%
Total	47,533,145	100.00%

Pursuant to the foregoing votes, Messrs. Bryant, Busch, Bush, Cropper, Gaul, Heinemann, Jamieson, Keller and Young were elected to serve as directors until the next annual meeting of shareholders; the 2010 Equity Incentive Plan was approved; and the appointment of PricewaterhouseCoopers LLP as independent auditors was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: May14, 2010